FOR IMMEDIATE RELEASE




SARATOGA BANCORP ANNOUNCES DIVIDEND PAYMENT


     Saratoga Bancorp, parent company for Saratoga National Bank, is pleased to announce that its financial performance in 1997 has provided the Company with the ability to return a portion of its profits to its shareholders.
A $0.10 per share cash dividend, effective for shareholders of record as of March 31, 1998, will be paid on April 14, 1998.

     An area leader in construction lending, Saratoga National Bank recently celebrated 15 years of service to businesses and individuals in Silicon Valley. With a strong emphasis on relationship banking, Saratoga National has established itself as one of the most consistantly prosperous banks of its size in the U.S.

     Saratoga National Bank operates offices in Saratoga, Los Gatos and San
Jose.


                                        Richard L. Mount
                                        12000 Saratoga-Sunnyvale Rd.
                                        Saratoga, CA 95070
                                        (408) 973-1111

February 25, 1998                                           Unaudited